BE AEROSPACE, INC.
                            (a Delaware corporation)

                                16,000,000 Shares

                                  Common Stock
                                (par value $0.01)

                             UNDERWRITING AGREEMENT


                               September 30, 2004


Credit Suisse First Boston LLC
UBS Securities LLC
Jefferies Quarterdeck, a division of Jefferies & Company, Inc.
Stephens Inc.

c/o Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY  10010

Ladies and Gentlemen:

     BE Aerospace, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to each of Credit Suisse First Boston LLC ("CSFB"), UBS Securities LLC ("UBS"), Jefferies Quarterdeck, a division of Jefferies & Company, Inc. and Stephens Inc. (each an "Underwriter" and together the "Underwriters"), 16,000,000 shares of its common stock, par value $0.01 per share (the "Common Stock") and, at the option of the Underwriters, an aggregate of not more than 2,400,000 additional shares of Common Stock (the "Optional Securities"). The aforesaid 16,000,000 shares of Common Stock (the "Initial Securities") and the Optional Securities are herein collectively called the "Securities". Capitalized terms used herein and not otherwise defined herein have the respective meanings specified in the Prospectus.

     Section 1. Representations and Warranties. (a) The Company represents and warrants to and agrees with the Underwriters as of the date hereof and as of the Closing Time and as of each Date of Delivery, if any, as follows:

          (i) A registration statement on Form S-3 (No. 333-112493) related to the Securities, as amended by Amendment No. 1 thereto, has been filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement, as amended, has been declared effective by the Commission on February 13, 2004 and true and complete copies of which have heretofore been delivered to you. Such registration statement, in the form in which it was declared effective, as amended through the date hereof, including all documents incorporated or deemed to be incorporated by reference therein through the date hereof, is hereinafter referred to as the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The Company has prepared and filed with the Commission a preliminary prospectus supplement relating to the Securities. Such preliminary prospectus, together with the prospectus included in the Registration Statement at the time it was declared effective and all documents incorporated or deemed incorporated therein by reference, is herein called the "preliminary prospectus." Promptly after execution and delivery of this underwriting agreement (the "Agreement"), the Company will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations. Such final prospectus supplement in the form first furnished to the Underwriters to confirm sales of the Securities, together with the prospectus included in the Registration Statement at the time it was declared effective and all documents incorporated therein by reference, is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          (ii) At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the date hereof and at the Closing Time (and, if any Optional Securities are purchased, at the Date of Delivery), the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Optional Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through CSFB expressly for use in the preliminary prospectus, the Prospectus or any amendment or supplement thereto.

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          (iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the respective times the Registration Statement and any amendments thereto became effective, at the date hereof, at the time the Prospectus was issued and at the Closing Time (and, if any Optional Securities are purchased, at the Date of Delivery), did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iv) Deloitte & Touche LLP, which is reporting upon the audited financial statements and related notes included or incorporated in the Registration Statement and Prospectus, is an independent public accountant with respect to the Company in accordance with the provisions of the 1933 Act and the 1933 Act Regulations.

          (v) The financial statements of the Company included in or incorporated by reference in the Registration Statement and the Prospectus present fairly (a) the financial position of the Company and its subsidiaries on a consolidated basis as of the dates indicated and (b) the results of operations and cash flows of the Company and its subsidiaries on a consolidated basis for the periods specified, subject, in the case of unaudited financial statements, to normal year-end adjustments which shall not be materially adverse to the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein. The selected financial data included in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus. The assumptions used in preparing the pro forma financial information included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein. All financial statements and pro forma financial statements required by Regulation S-X to be included or incorporated by reference in the Registration Statement have been included or incorporated by reference.

          (vi) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be

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     in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

          (vii) The Company's only subsidiaries (either direct or indirect) are as listed in Exhibit A attached hereto (each individually, a "Subsidiary" and collectively, the "Subsidiaries"). The Company has no significant subsidiaries (as defined in Rule 1.02 of the Commission's Regulation S-X) other than BE Aerospace Holdings (UK) Limited ("BEAH(UK)") and BE Aerospace Netherlands B.V. ("BEAN"). BE Aerospace Services, LLC, Bomhoff Acquisition, Inc., Denton Jet Interiors, LLC, Nelson Aerospace, LLC, Maynard Precision, LLC, BEA Aerospace (U.S.A.), LLC, Flight Structures, Inc., DMGI, LLC, T.L. Windust Machine, LLC, Acurex, LLC, Modern Metals, LLC, Nordskog Industries, Inc., M&M Aerospace Hardware, Inc., B/E Aerospace Development Corporation, and B/E Aerospace Machined Products, Inc. are inactive subsidiaries with no significant assets and are not engaged in any active trade or business. BEAH(UK) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and BEAH(UK) is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued or created and are fully paid and non-assessable and (other than in the case of BE Aerospace (France) S.A.R.L., of which five shares are owned by Marc Leveille, a French national and director of BEA France, and five shares are owned by The K.A.D. Companies, Inc., an investment, venture capital and consulting firm owned by Amin J. Khoury, the Chairman of the Company, and Advanced Thermal Sciences Corporation, of which approximately 6% of the outstanding shares are owned by officers and employees of the Company) are owned by the Company, directly or through one or more Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, except that (1) 65% of the issued and outstanding Ordinary Shares of BEAH(UK) are pledged to the Agent under the Bank Credit Facility, (2) 65% of the issued and outstanding capital stock of BEA Aerospace Netherlands B.V. is pledged to the Agent under the Bank Credit Facility, and (3) the outstanding capital stock of each of BEA Aerospace USA, LLC, Acurex LLC, and BE Aerospace Services, LLC is pledged to the Agent under the Bank Credit Facility. The Company does not, directly or indirectly, own any equity or long-term debt securities of any corporation, firm, partnership, joint venture or other entity, other than the stock of its Subsidiaries and a note from BEA Aerospace Netherlands B.V. in the principal amount of approximately $93.3 million.

          (viii) The Company had, at the date indicated in the Prospectus, a duly authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization".

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          (ix) The Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock of the Company, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except as set forth in the Prospectus, as described in the Company's most recent proxy statement incorporated by reference in the Prospectus, or issuances pursuant to plans referred to in the Prospectus or the Company's most recent proxy statement incorporated by reference in the Prospectus.

          (x) The Common Stock of the Company, including the Securities, conforms in all material respects to the description thereof contained in the Prospectus under the caption Description of Common Stock.

          (xi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transaction contemplated hereby.

          (xii) The Common Stock is listed on the Nasdaq National Market and we have filed notice with the Nasdaq National Market to list the Securities.

          (xiii) This Agreement has been duly authorized, executed and delivered by the Company.

          (xiv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

          (xv) Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. The execution and delivery by the Company of this Agreement, the issuance, sale and delivery of the Securities by the Company, the consummation by the Company of the

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     transactions contemplated in this Agreement and the Prospectus, including, but not limited to, the use of proceeds for the redemption of the outstanding 9 1/2% Senior Subordinated Notes due 2008, and compliance by the Company with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under, (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which they may be bound or to which any of their respective properties may be subject except as such would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties.

          (xvi) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations with respect to this Agreement and the transactions contemplated thereunder and the securities or "blue sky" laws of the various states) is required for the valid authorization, issuance, sale and delivery of the Securities, for the execution, delivery or performance by the Company of this Agreement or for the consummation by the Company of the transactions contemplated in this Agreement and the Prospectus, except such of the foregoing as will be obtained prior to the Closing Time.

          (xvii) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any of their respective officers, in their capacity as such, that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could adversely affect the consummation of the transactions contemplated in this Agreement or the Prospectus; the aggregate of all pending legal or governmental proceedings that are not described in the Prospectus to which the Company or any Subsidiary is a party or which affect any of their respective properties, including ordinary routine litigation incidental to the business of the Company or any Subsidiary, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xviii) The Company and the Subsidiaries each has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xix) The Company and the Subsidiaries each owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations, including, without limitation, any licenses, permits, certificates, consents, orders, approvals and other authorizations required to be obtained from the Federal Aviation Administration, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations except as such would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xx) The Company and the Subsidiaries each owns or possesses adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xxi) To the best knowledge of the Company, no labor problem exists with its employees or with the employees of any Subsidiary or is imminent that could materially adversely affect the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, contractors or customers that could be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xxii) Neither the Company nor any Subsidiary has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

          (xxiii) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all United States federal income taxes which are due and payable have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries each has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

          (xxiv) The Company and the Subsidiaries each maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (C) access to assets is permitted only in accordance with management's general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) any significant deficiencies or material weaknesses in the design or operation of internal accounting controls which could adversely affect the Company's ability to record, process, summarize and report financial information data, and any fraud whether or not material that involves management or other employees who have a significant role in the Company's internal accounting controls, are adequately and promptly disclosed to the Company's independent auditors and the audit committee of the Company's board of directors. The Company and the Subsidiaries have not made, and, to the knowledge of the Company, no employee or agent of the Company or any Subsidiary has made, any payment of the Company's funds or any Subsidiary's funds or received or retained any funds in violation of any applicable law, regulation or rule or that would be required to be disclosed in the Prospectus.

          (xxv) Except as disclosed in the Prospectus, there are no holders of securities of the Company who have the right to require the Company to register securities held by them under the 1933 Act on any registration statement that will be used to register the Securities or the Exchange Securities.

          (xxvi) The Company is not an "investment company," and will not be as a result of the sale of the Securities pursuant to this Agreement, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxvii) Except as disclosed in the Prospectus and except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (A) the Company and the Subsidiaries are each in compliance with all applicable Environmental Laws, (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or any of the Subsidiaries, and (D) there are no circumstances with respect to any property or operations of the Company or any Subsidiary that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or any Subsidiary.

          For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. Environmental Claims means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

          (xxviii) The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company and its subsidiary in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, and is accumulated and communicated to the Company's management and its subsidiaries management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

     (b) Any certificate signed by any officer of the Company or any Subsidiary and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     Section 2. Purchase, Sale and Delivery of the Securities; Closing. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each of you, and each of you severally and not jointly agrees to purchase from the Company, at a purchase price of $8.55 per share, the number of Initial Securities set forth opposite your name on Schedule A.

     (b) In addition, upon written notice from CSFB to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Initial Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional shares and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Initial Securities. No Optional Securities shall be sold or delivered unless the Initial Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may to the extent not previously exercised be surrendered and terminated at any time upon notice by CSFB to the Company. Each time for the delivery of and payment for the Optional Securities, being herein referred to as a "Date of Delivery", which may be the Closing Time, shall be determined by CSFB but shall be not later than five full business days after written notice of election to purchase Optional Securities is given.

     (c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, 1 New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M., New York time, on October 6, 2004 or at such other time not more than ten full business days thereafter as the Underwriters and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). Certificates for the Initial Securities and the Optional Securities, if any, shall be in such denominations and registered in such names as CSFB, representing the Underwriters, may request in writing at least two business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Optional Securities, if any, will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the last business day prior to the Closing Time. In addition, in the event that any or all of the Optional Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Optional Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from CSFB, representing the Underwriters, to the Company.

     (d) At the Closing Time, payment shall be made to an account, or accounts, designated by the Company in the aggregate amount of $136,800,000 in immediately available funds payable to the order of the Company against delivery to CSFB, representing the Underwriters, for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized CSFB, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Optional Securities, if any, which it has agreed to purchase. Each of CSFB and UBS, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Optional Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     Section 3. Certain Covenants of the Company. The Company covenants with you as follows:

     (a) The Company will promptly notify CSFB, representing the Underwriters,
(i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of the Prospectus or any amendment to the Registration Statement or amendment or supplement to the Prospectus or any document to be filed pursuant to the 1934 Act during any period when the Prospectus is required to be delivered under the 1933 Act, (iii) of the receipt of any comments or inquiries from the Commission relating to the Registration Statement or Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose, and
(vi) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Securities under state securities or Blue Sky laws or the initiation of any proceedings for that purpose. The Company will use its best effort to prevent the issuance by the Commission of any stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission such Prospectus in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the second business day immediately succeeding the date hereof.

     (b) At any time when a Prospectus is required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations in connection with sales of the Securities, the Company will give CSFB, representing the Underwriters, notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective, to the Prospectus, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object, unless in the judgment of the Company and its counsel, and after notification to you, such amendment or supplement is required by law.

     (c) The Company has furnished or will deliver to you, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith and documents incorporated or deemed to be incorporated by reference therein) and as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated or deemed to be incorporated by reference therein but without exhibits filed therewith), as you may reasonably request.

     (d) The Company will furnish to you, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request.

     (e) The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If, at any time when a Prospectus is required to be delivered under the 1933 Act in connection with sales of the Securities, any event shall occur or condition exist as a result of which it is necessary, in the opinion of your counsel or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if, in the opinion of your counsel or counsel for the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company, at its own expense, will promptly prepare such amendment or supplement as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing at the time it is delivered to a purchaser, be misleading or so that such Prospectus as so amended or supplemented will comply with applicable law, as the case may be, and furnish you such number of copies as you may reasonably request. The Company will not file any amendment or supplement without first providing the Underwriters with such amendment or supplement and having obtained the Underwriters' consent to the filing, which consent shall not be unreasonably withheld unless in the judgment of the Company and its counsel, and after notification to you, such amendment or supplement is required by law. Neither the Underwriters consent to, nor the delivery of such amendment or supplement, shall constitute a waiver of any of the conditions in Section 6 hereof.

     (f) The Company will endeavor, in cooperation with you, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than a year from the date of the Prospectus; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Company will also supply you with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as you may request.

     (g) The Company will make generally available to its security holders no later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering the twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

     (h) The Company will use its best efforts in cooperation with you to permit the Securities offered and sold in transactions by you to be eligible for clearance and settlement through The Depository Trust Company.

     (i) The Company will apply the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the heading "Use of Proceeds."

     (j) Prior to the Closing Time, the Company will not issue any press release or other communications directly or indirectly or hold any press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, without your prior consent, which shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to you, such press release or communication is required by law.

     (k) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (l) Except as contemplated by this Agreement with respect to the sale of the Securities, for a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of CSFB and UBS, directly or indirectly, offer, pledge, sell, grant any option, right or warrant for the sale of or otherwise dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or Common Stock of the Company.

     Section 4. Certain Covenants of the Underwriters. Each of the Underwriters covenants severally and not jointly with the Company as follows:

     (a) It has not offered or sold, and, prior to the expiration of the period of six months from the closing date for the issue of the Securities, will not offer or sell any Securities to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

     (b) It has complied and will comply with all applicable provisions of the Financial Services Act 1986 and all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

     (c) It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which
Section 21(1) of the FSMA does not apply to us.

     (d) It is aware of the fact that no German selling prospectus (Verkaufsprospekt) has been or will be published in respect of the sale of the Securities and that it will comply with the Securities Selling Prospectus Act of the Federal Republic of Germany (Wertpapier-Verkaufsprospektgesetz). In particular, each Underwriter has undertaken not to engage in a public offering in the Federal Republic of Germany with respect to any Securities otherwise than in accordance with the Securities Selling Prospectus Act and any other act replacing or supplementing the Securities Selling Prospectus Act and all other applicable laws and regulations.

     (e) The Securities are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any Securities to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus supplement, the accompanying prospectus or any other offering material relating to the Securities , and that such offers, sales and distributions have been and will be made in the Republic of France only to (a) qualified investors (investisseurs qualifies) and/or (b) a restricted group of investors (cercle restreint d'investisseurs), all as defined in Article L.411-2 of the Monetary and Financial Code and decret no. 98-880 dated 1st October, 1998.

     (f) The Securities will not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to banks, pension funds, insurance companies, securities firms, investment institutions, central governments, large international and supranational institutions and other comparable entities, including, among others, treasuries and finance companies of large enterprises, which trade or invest in securities in the course of a profession or trade. Individuals or legal entities who or which do not trade or invest in securities in the course of their profession or trade may not participate in the offering of the Securities, and the prospectus supplement and Prospectus or any other offering material relating to the Securities may not be considered an offer or the prospect of an offer to sell or exchange the Securities.

     (g) The distribution of the Securities in Canada is being made only on a private placement basis exempt from the requirement that the Company prepare and file a prospectus with the securities regulatory authorities in each province where trades of the common stock are made. Any resale of the common stock in Canada will be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority.

     (h) In the event that any Securities are offered and sold in Europe, the Underwriters will first sell the Securities in the United Kingdom.

     Section 5. Payment of Expenses. Whether or not any sale of the Securities is consummated, the Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (b) the preparation, reproduction and distribution of the Securities and this Agreement, (c) the delivery of the certificates for the Securities to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Securities under the applicable securities laws in accordance with Section 3(f) and any filing for review of the offering with NASD, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any "blue sky" or legal investment memoranda, (f) the delivery- to the Underwriters of copies of the Registration Statement as originally filed and the printing and delivery of each amendment thereto, of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (g) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (h) the fees and expenses of any transfer agent or registrar for the Securities, (i) the fees and expenses incurred in connection with the listing of the Securities on Nasdaq and (j) one-half of the plane or private jet expenses of the Underwriters and the Company's officers and employees in connection with attending or hosting meetings with prospective purchasers of the offered Securities.

     If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

     Section 6. Conditions of Underwriters' Obligations. The obligations of each Underwriter to purchase and pay for the Securities that it has severally agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company contained herein and in certificates of any officer of the Company and any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

     (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall remain effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) At the Closing Time, each of you shall have received a signed opinion of each of Shearman & Sterling LLP, counsel for the Company, and Edmund Moriarty, General Counsel of the Company, in each case dated as of the Closing Time, in substantially the form attached hereto as Exhibit B-1. Such opinions shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Securities pursuant to this Agreement as counsel for the Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe you are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the

Subsidiaries and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

     (c) At the Closing Time, each of you shall have received a signed opinion of Lovells, counsel to BEAH(UK), dated as of Closing Time, in substantially the form attached hereto as Exhibit B-2. Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Securities pursuant to this Agreement as counsel for the Underwriters may reasonably request.

     (d) At the Closing Time, each of you shall have received the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated as of the Closing Time, to the effect that the opinions delivered pursuant to Sections 6(a) and 6(b) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Securities, this Agreement, the Prospectus and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

     (e) At the Closing Time, (i) the Registration Statement, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, and any amendments and supplements thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) except as disclosed in the Prospectus, no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, shall be pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (iv) the Company shall have in all material respects complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (v) neither the Company nor any Subsidiary shall be in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as enterprise, (vi) with the exception of the representations and warranties in Section 1(a) covered by (i), (ii) (iii) and
(v) above, the other representations and warranties of the Company set forth herein shall be accurate in all material respects as though expressly made at and as of the Closing Time and (vii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the knowledge of such officer, threatened by the Commission. At the Closing Time, each of you shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect.

     (f) At the time that this Agreement is executed by the Company, each of you shall have received from Deloitte & Touche LLP, independent auditors for the Company, a letter, dated such a date, in form and substance satisfactory to you.

     (g) At the Closing Time, each of you shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(f), except that the specified date referred to shall be a date not more than three days prior to the Closing Time.

     (h) On or prior to the date of this Agreement, the Underwriters shall have received lock-up agreements substantially in the form attached hereto as Exhibit C (with other carve-outs agreed to prior to the date hereof) from each of the executive officers and directors of the Company listed on Schedule B hereto.

     (i) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated in this Agreement and the matters referred to in Section 6(e) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Securities as contemplated in this Agreement shall be reasonably satisfactory in form and substance to the Underwriters and to counsel for the Underwriters.

     (j) In the event the Underwriters exercise the option granted to them in
Section 2 hereof to purchase all or any portion of the Optional Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and subject to the following further conditions:

     (i) On each Date of Delivery, each of you shall have received the signed opinion of each of Shearman & Sterling LLP, counsel for the Company, and Edmund Moriarty, General Counsel of the Company, in substantially the form attached hereto as Exhibit B-1, in each case dated such Date of Delivery, relating to the Optional Securities and otherwise to the same effect as the opinion required by Section 6(b) hereof.

     (ii) On each Date of Delivery, each of you shall have received the signed opinion of Lovells, counsel to BEAH(UK), in substantially the form attached hereto as Exhibit B-2, dated such Date of Delivery, relating to the Optional Securities and otherwise to the same effect as the opinion required by Section 6(c) hereof.

     (iii) On each Date of Delivery, each of you shall have received the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, dated such Date of Delivery, relating to the Optional Securities and otherwise to the same effect as the opinion required by Section 6(d) hereof.

     (iv) On each Date of Delivery, each of you shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated such Date of Delivery, confirming that the certificate delivered at Closing Time pursuant to Section 6(e) hereof remains true and correct as of such Date of Delivery.

     (v) On each Date of Delivery, each of you shall have received a letter from Deloitte & Touche LLP, in form and substance satisfactory to the Underwriters, dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 6(g) hereof, except that the specified date in the letter furnished pursuant to this subsection shall be a date not more than three business days prior to such Date of Delivery.

     (k) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the Nasdaq National Market or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;
(vi) any banking moratorium declared by U.S. Federal or New York authorities;
(vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or sale of and payment for the Securities.

     (l) At the Closing Time, the Underwriters shall have received a certificate of the Chief Financial Officer of the Company as to certain agreed upon information under the caption "Compensation of Executive Officers," contained in the Company's proxy statement filed with the Commission on April 27, 2004.

     (m) At the Closing Time, the Underwriters shall have received a signed memorandum of AKD Prinsen Van Wijmen in respect of matters relating to the corporate existence of BEAN, dated as of Closing Time, in form and substance satisfactory to the Underwriters.

     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 5. Notwithstanding any such termination, the provisions of Sections 1 (insofar as Section 8 provides for the survival of such representations or warranties), 7 and 8 shall remain in effect.

     Section 7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its affiliate, partner, director and officer and any person controlling such Underwriter may become subject, under the 1933 Act or the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 3(a) of this Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through CSFB specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided, further, however, that the foregoing indemnity agreement with respect to losses, claims, damages or liabilities shall not inure to the benefit of any Initial Purchaser, its affiliates, partners, directors and officers (or any person controlling any Initial

Purchaser,) with respect to any losses, claims, damages arising out of or based upon (x) any untrue statement or alleged untrue statement of any material fact in the preliminary prospectus supplement or (y) the omission or alleged omission to state in the preliminary prospectus supplement a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, if: (1) the Company furnished sufficient copies of the Prospectus on a timely basis to permit delivery of the Prospectus to all persons purchasing notes from the Underwriters in the initial resale of such notes (such persons "Initial Resale Purchasers") at or prior to the written confirmation of the sale of the Securities to such person; (2) the Initial Resale Purchaser asserting such losses, claims, damages or liabilities purchased Securities in the initial resale from the Underwriters and a copy of the Prospectus was not sent or given by or on behalf of such Underwriter to such Initial Resale Purchaser; and (3) the Prospectus would have cured the defect giving rise to such losses, claims, damages or liabilities.

     (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: under the caption "Underwriting," the fourth paragraph, the eleventh paragraph (except for the two last sentences) and the last paragraph; provided however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 3(a) of this Agreement.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or
(b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the contrary; (ii) the indemnifying party has failed within a reasonable time after receiving notice of the commencement of the action to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would (based upon advice of counsel to the indemnified party) be inappropriate due to a conflict or potential conflict between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by CSFB and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

     (e) The obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the 1934 Act; and the obligations of the Underwriters under this section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act.

     Section 8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 3 and the respective obligations of the Company and the Underwriters pursuant to
Section 6 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(k), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

     Section 9. Default. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities that it or they are obligated to purchase (the "Defaulted Securities"), the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Securities upon the terms herein set forth; if, however, such non-defaulting Underwriters have not completed such arrangements within such 24-hour period, then:

     (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof, or

     (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Underwriter under this Section 8.

     Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters at Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, NY 10010, Attention: Craig Oxman with copies to Fried, Frank, Harris, Shriver & Jacobson LLP at 1 New York Plaza, New York, New York 10004, Attention: Valerie Ford Jacob; and notices to the Company shall be directed to it at 1400 Corporate Center Way, Wellington, Florida 33414,
Attention: Mr. Thomas P. McCaffrey, Corporate Senior Vice President of Administration and Chief Financial Officer with copies to Shearman & Sterling LLP at 599 Lexington Avenue, New York, New York 10022, Attention: Mr. Rohan S. Weerasinghe.

     Section 11. Parties. This Agreement is made solely for the benefit of the Underwriters, the Company and, to the extent expressed, any person who controls the Company or any Underwriter within the meaning of Section 15 of the 1933 Act, and the directors of the Company, its officers and their respective executors, administrators, successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term successors and assigns shall not include any purchaser, as such purchaser, from the Underwriters of the Securities.

     Section 12. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York. Specified times of the day refer to New York City time.

     Section 13. Waiver of Jury Trial. Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

     Section 14. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                        Very truly yours,


                                        BE AEROSPACE, INC.


                                        By: /s/ Thomas P. McCaffrey
                                           ---------------------------------
                                           Name:  Thomas P. McCaffrey
                                           Title:  Corporate Senior Vice
                                                   President of Administration
                                                   and Chief Financial Officer

Confirmed and accepted as of
the date first above written:


Credit Suisse First Boston LLC
UBS Securities LLC
Jefferies Quarterdeck, a division of Jefferies & Company, Inc.
Stephens Inc.

By:  Credit Suisse First Boston LLC


By /s/ Joseph D. Fashano
  --------------------------
  Name: Joseph D. Fashano
  Title:   Director

-------------------------------------------------------------------------------




                               BE AEROSPACE, INC.
                            (a Delaware corporation)

                                16,000,000 Shares

                                  Common Stock
                                (par value $0.01)


                             UNDERWRITING AGREEMENT







Dated:  September 30, 2004



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

SCHEDULE A




                                                      Number of                Number of
                                              Initial Securities to be     Optional Securities to
Underwriters                                           Purchased             be Purchased1
------------                                  ------------------------     ----------------------
Credit Suisse First Boston LLC................         $8,000,000            $9,200,000
UBS Securities LLC............................         $6,400,000            $7,360,000
Jefferies Quarterdeck, a division of
Jefferies & Company, Inc......................           $800,000              $920,000
Stephens Inc..................................           $800,000              $920,000

Total.........................................        $16,000,000           $18,400,000




----------------------------------
1  If maximum option is exercised.

SCHEDULE B

Amin J. Khoury
Robert J. Khoury
Thomas P. McCaffrey
Jim C. Cowart
Richard G. Hamermesh
David C. Hurley
Wesley W. Marple, Jr.
Brian H. Rowe
Jonathan M. Schoefield

                                                                      EXHIBIT A
                         LIST OF SUBSIDIARIES

BE Aerospace International Ltd., a company incorporated under the laws of
  Barbados
BE Aerospace (UK) Holdings Limited, a company incorporated under the Companies
  Act (England and Wales)
BE Aerospace (UK) Limited, a company incorporated under the laws of Northern
  Ireland
BE Aerospace (Services) Limited, a company incorporated under the Companies Act
  (England and Wales)
BE Aerospace (USA), LLC., a Delaware limited liability company
BE Aerospace Netherlands B.V., a company incorporated under the laws of the
  Netherlands
Royal Inventum, B.V., a company incorporated under the laws of the Netherlands Nordskog Industries, Inc., a California Corporation
Acurex LLC, a Delaware limited liability company
BE Aerospace (France) S.A.R.L., a company incorporated under the laws of France Burns Aerospace (France) S.A.R.L., a company incorporated under the laws of
  France
Aerospace Lighting Corporation, a New York corporation
Flight Structures, Inc., a Washington corporation
BE Intellectual Property, Inc., a Delaware corporation
BE Aerospace Services, LLC, a Delaware limited liability company
BE Aerospace Australia, Inc., a Delaware corporation
BE Aerospace Canada, Inc., a Delaware corporation
B/E Aerospace (Canada) Company, a Canadian corporation
BE Aerospace El Salvador, Inc., a Delaware corporation
BE Aerospace El Salvador, Sociedad Anonima de Capital Variable,
  an El Salvadorian corporation
B/E Aerospace Machined Products, Inc., a Delaware corporation
T.L. Windust Machine, LLC, a California limited liability company
DMGI, LLC, a California limited liability company
Maynard Precision, LLC, a California limited liability company
Advanced Thermal Sciences Corporation, a Delaware company
Modoc Engineering Corporation, a California corporation
Advanced Thermal Sciences Corporation, a Delaware corporation
ATS Japan Corporation, a Japanese Kabushiki Kaisha
Advanced Thermal Sciences Taiwan Corporation, a Taiwanese Corporation
Denton Jet Interiors, LLC, a Texas limited liability company
Modern Metals, LLC, a California limited liability company
Nelson Aero Space, LLC, a California limited liability company
M&M Aerospace Hardware, Inc., a Florida corporation
M&M Aerospace Hardware SARL, a French SARL
M&M Aerospace Hardware GmbH, a German company
M&M Aerospace Hardware LTD, a UK company
Bomhoff Acquisition, Inc., a Delaware corporation
B/E Aerospace Development Corporation, a Delaware corporation
IFE Sales, LLC, a Delaware limited liability corporation
Composite Specialities, Inc., a California corporation
C. M. P. SAS, a French societe par actions simplifiee

                                   EXHIBIT B-1

                   FORM OF OPINION OF SHEARMAN & STERLING LLP

                       Shearman & Sterling LLP Letterhead


                                                            October [   ], 2004



Credit Suisse First Boston LLC
UBS Securities LLC
Jefferies Quarterdeck, a division of Jefferies & Company, Inc.
Stephens Inc.

c/o Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010


                                BE Aerospace Inc.
                        16,000,000 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel to BE Aerospace Inc., a Delaware corporation (the "Company"), in connection with the purchase and sale of 16,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Securities"), pursuant to the Underwriting Agreement, dated as of September 30, 2004 (the "Underwriting Agreement"), between the Company and each of you. This opinion is furnished to you pursuant to Section 6(b) of the Underwriting Agreement.

     In that connection, we have reviewed originals or copies of the following documents:

          (a) The Underwriting Agreement.

          (b) The registration statement on Form S-3 (Registration Statement No. 333-112493) filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") on February 4, 2004.

          (c) The amendment to the registration statement on Form S-3 filed by the Company with the Commission on February 13, 2004 (the registration statement, as amended, at the time it became effective, including the documents incorporated by reference therein, being hereinafter referred to as the "Registration Statement").

          (d) The base prospectus dated February 13, 2004 relating to the offering of common stock, preferred stock, convertible preferred stock, warrants to purchase common stock or debt securities, debt securities and convertible debt securities generally, which is included as part of the Registration Statement (the "Base Prospectus").

          (e) The final prospectus supplement dated September 30, 2004 relating to the Securities, in the form in which it was filed pursuant to Rule 424(b) under the Securities Act (the "Prospectus Supplement", and together with the Base Prospectus, including the documents incorporated by reference therein, the "Prospectus").

The documents described in the foregoing clauses (a) through (e) are collectively referred to herein as the "Opinion Documents".

     On October 6, 2004, a member of the staff of the Commission informed us orally that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act. To our knowledge, no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

     We have also reviewed the following:

          (a) The certificate of incorporation and by-laws of the Company, as amended through February 5, 2004.

          (b) The originals or copies of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or documents, and the orders, writs, judgments, injunctions, decrees, determinations and awards, listed in Schedule A.

          (c) Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

     In our review of the Opinion Documents and other documents, we have assumed:

          (a) The genuineness of all signatures.

          (b) The authenticity of the originals of the documents submitted to us.

          (c) The conformity to authentic originals of any documents submitted to us as copies.

          (d) As to matters of fact, the truthfulness of the representations made in the Underwriting Agreement and the other Opinion Documents and in certificates of public officials and officers of the Company.

          (e) That the Underwriting Agreement is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

          (f) That the proceeds from the sale of the Securities will be used as described under "Use of Proceeds" in the Final Prospectus Supplement.

We have not independently established the validity of the foregoing assumptions.

     "Generally Applicable Law" means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents, and for purposes of our opinion in paragraph 1(a) below, the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term "Generally Applicable Law" does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to any of the Opinion Documents or any of its affiliates.

     Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

          1. The execution and delivery by the Company of the Underwriting Agreement does not, and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby (and the redemption by the Company of its 9 1/2% Senior Subordinated Notes due 2008 (the "Redemption")) will not, (a) result in a violation of the Company's certificate of incorporation or by-laws, (b) result in a violation of Generally Applicable Law, or any order, writ, judgment, injunction, decree, determination or award listed in Schedule A, or (c) result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company under, or result in or require the creation of any lien upon or security interest in any property of the Company pursuant to the terms of, any agreement or document listed in the Schedule A.

          2. No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, or any third party that is a party to any of the documents listed in Schedule A, is required for the due execution, delivery or performance by the Company of the Underwriting Agreement, except as have been obtained and are in full force and effect under the Securities Act and as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Securities or as may be required in connection with the Redemption.

          3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          4. The Company is not, and will not be as a result of the sale of the Securities pursuant to the Underwriting Agreement, required to register as an investment company under the Investment Company Act of 1940, as amended.

          5. The statements in the Prospectus under the captions "Description of Common Stock" and "Certain U.S. Federal Tax Considerations", insofar as such statements constitute a summary of legal matters or documents referred to therein, fairly summarize in all material respects the documents referred to therein.

     Our opinions expressed above are limited to (i) Generally Applicable Law and (ii) in the case of our opinion in paragraph 4 above, the Investment Company Act of 1940, as amended, and we do not express any opinion herein concerning any other law.

     In addition, with your approval, matters governed by the laws of the United Kingdom have been passed upon by Lovells, British counsel to the Company, and we have assumed, without independent verification, the accuracy of its legal opinion delivered to you today pursuant to the Agreement with respect to such laws or matters governed or affected by such laws.

     This opinion letter is being furnished to you solely for your benefit in connection with your purchase of the Securities. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

     This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

                                                     Very truly yours,

                                                                     Schedule A

 Indentures, Loan or Credit Agreements, Leases, Guarantees, Mortgages, Security
    Agreements, Bonds, Notes, Other Agreements or Documents, Orders, Writs,
            Judgments, Injunctions, Decrees, Determinations and Awards

     1. Amended and Restated Credit Agreement dated as of February 12, 2004, between BE Aerospace, Inc., JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Administrative Agent and the lenders party thereto.

     2. Indenture, dated February 13, 1998 between the Company and United States Trust Company of New York.

     3. Indenture, dated November 2, 1998 between the Company and The Bank of New York.

     4. Indenture, dated April 17, 2001 between the Company and The Bank of New York.

     5. Indenture, dated October 7, 2003 between the Company and The Bank of New York.

     6. Amended and Restated Employment Agreement as of September 14, 2001 between the Company and Amin J. Khoury.

     7. Amendment No. 1 to Amended and Restated Employment Agreement dated May 15, 2002 between the Company and Amin J. Khoury.

     8. Amended and Restated Employment Agreement as of September 14, 2001 between the Company and Robert J. Khoury.

     9. Amendment No. 1 to Amended and Restated Employment Agreement dated May 15, 2002 between the Company and Robert J. Khoury.

     10. Amended and Restated Employment Agreement as of September 14, 2001 between the Company and Thomas P. McCaffrey.

     11. Amendment No. 1 to Amended and Restated Employment Agreement dated September 14, 2001 between the Company and Thomas P. McCaffrey.

     12. Amendment No. 2 to Amended and Restated Employment Agreement dated May 15, 2002 between the Company and Thomas P. McCaffrey.

     13. Employment Agreement dated as of May 28, 1999 between the Company and Michael B. Baughan.

     14. Employment Agreement dated as of January 15, 2001 between the Company and Mark D. Krosney.

     15. Employment Agreement dated as of February 26, 2001 between the Company and Robert A. Marchetti.

     16. Amended and Restated 1989 Stock Option Plan.

     17. Amendment No. 1 to Amended and Restated 1989 Stock Option Plan.

     18. 1991 Directors' Stock Option Plan.

     19. United Kingdom 1992 Employee Share Option Scheme.

     20. 1996 Stock Option Plan.

     21. Amendment No. 1 to the 1996 Stock Option Plan.

     22. Amendment No. 2 to the 1996 Stock Option Plan.

     23. 2001 Stock Option Plan.

     24. 2001 Directors' Stock Option Plan.

     25. 1994 Employee Stock Purchase Plan (Amended and Restated as of January 19, 2000).

     26. Supplemental Executive Deferred Compensation Plan III.

     27. Amendment No. 3 to Amended and Restated Employment Agreement dated March 24, 2003 between the Company and Thomas P. McCaffrey.

     28. Amendment No. 4 to Amended and Restated Employment Agreement dated April 30, 2003 between the Company and Thomas P. McCaffrey.

     29. Amendment No. 5 to Amended and Restated Employment Agreement dated October 20, 2003 between the Company and Thomas P. McCaffrey.

     30. Amendment No. 2 to Amended and Restated Employment Agreement dated October 20, 2003 between the Company and Amin J. Khoury.

     31. Amendment No. 2 to Amended and Restated Employment Agreement dated October 20, 2003 between the Company and Robert J. Khoury.

                                                            October [   ], 2004


Credit Suisse First Boston LLC
UBS Securities LLC
Jefferies Quarterdeck, a division of Jefferies & Company, Inc.
Stephens Inc.

c/o Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010


                               BE Aerospace, Inc.
                        16,000,000 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel to BE Aerospace Inc., a Delaware corporation (the "Company"), in connection with the purchase and sale of 16,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Securities"), pursuant to the Underwriting Agreement, dated as of September 30, 2004 (the "Underwriting Agreement"), between the Company and each of you. This opinion is furnished to you pursuant to Section 6(b) of the Underwriting Agreement.

     In that connection, we have reviewed originals or copies of the following documents:

     (a)  The Underwriting Agreement.

     (b) The registration statement on Form S-3 (Registration Statement No. 333-112493) filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") on February 4, 2004.

     (c) The amendment to the registration statement on Form S-3 filed by the Company with the Commission on February 13, 2004 (the registration statement, as amended, at the time it became effective, including the documents incorporated by reference therein, being hereinafter referred to as the "Registration Statement").

     (d) The base prospectus dated February 13, 2004 relating to the offering of common stock, preferred stock, convertible preferred stock, warrants to purchase common stock or debt securities, debt securities and convertible debt securities generally, which is included as part of the Registration Statement (the "Base Prospectus").

     (e) The final prospectus supplement dated September 30, 2004 relating to the Securities, in the form in which it was filed pursuant to Rule 424(b) under the Securities Act (the "Prospectus Supplement", and together with the Base Prospectus, including the documents incorporated by reference therein, the "Prospectus").

     We also reviewed and participated in discussions concerning the preparation of the Registration Statement and the Prospectus with certain officers or employees of the Company, with the Company's auditors, and with representatives of the Underwriters and their counsel. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement and the Prospectus, except as set forth in paragraph 5 of our opinion addressed to you, dated the date hereof.

     Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, in our opinion, (a) each of the documents incorporated by reference in the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we express no opinion), at the time it was filed with the Commission, appears on its face to have been appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder, and (b) each of the Registration Statement and the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

     We further advise you that, subject to the limitations set forth in the second preceding paragraph, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which gave us reason to believe that (i) the Registration Statement (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), at the time it became effective or the date of the Prospectus Supplement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), as of the date of the Prospectus Supplement or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     This letter is being furnished to you solely for your benefit in connection with your purchase of the Securities, and is not to be used, circulated, quoted or otherwise referred to for any other purpose.


                                                Very truly yours,

                       FORM OF OPINION OF EDMUND MORIARTY



                                                            October [  ], 2004


Credit Suisse First Boston LLC
UBS Securities LLC
Jefferies Quarterdeck, a division of Jefferies & Company, Inc.
Stephens Inc.

c/o Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010


Ladies and Gentlemen:

     I am Corporate Vice President Law, General Counsel and Secretary of BE Aerospace, Inc., a Delaware corporation (the "Company"), and have advised the Company in connection with the issuance and sale by the Company to Credit Suisse First Boston LLC, UBS Securities LLC, Jefferies Quarterdeck, LLC, a division of Jefferies & Company, Inc. and Stephens Inc. (collectively, the "Underwriters"), subject to the terms and conditions set forth in the Underwriting Agreement dated September 30, 2004 (the "Underwriting Agreement"), among the Company and the Underwriters, of 16,000,000 shares of the Company's common stock, par value $0.01 per share (the "Securities").

     This opinion is being delivered pursuant to Section 6(b) of the Underwriting Agreement.

     In such capacity I have examined a copy of the "Prospectus" which means the Prospectus, dated February 13, 2004, as supplemented by the Prospectus Supplement dated September 30, 2004, and the documents incorporated therein by reference, relating to the Securities and "Registration Statement" which means the registration statement, as amended through the date hereof, on Form S-3 (No. 333-112493) including the exhibits thereto, and the documents incorporated by reference or deemed incorporated by reference therein.

     I have also examined the Underwriting Agreement, and the originals, or copies identified to my satisfaction, of such corporate records of the Company and its subsidiaries, certificates of public officials, officers of the Company and its subsidiaries and other persons, and such other documents, agreements and instruments as I have deemed necessary as a basis for the opinions hereinafter expressed. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied, without investigation, and believe that I am justified in relying, upon such statements or representations of officers and other representatives of the Company or others.

     I am a member of the Bar of the State of Wisconsin. My opinions set forth below are limited to the laws of the State of Wisconsin, the General Corporation Law of the State of Delaware and the federal laws of the United States.

     Based upon the foregoing, I am of the opinion that:

     (i) The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to conduct its business as described in the Prospectus. The Company (a) has corporate power to execute, perform and deliver the Underwriting Agreement and (b) has taken all necessary corporate action necessary to authorize the execution, delivery and performance of the Underwriting Agreement. The Company is qualified to transact business, and is in good standing as a foreign corporation, in Arizona, California, Connecticut, Florida, Indiana, Kansas, Massachusetts, Minnesota, New Jersey, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Washington and West Virginia; these states including among them the only jurisdictions in the United States in which the Company owns or leases real property.

     (ii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Capitalization table in the Prospectus under the caption "Actual", except for issuances or forfeitures subsequent to the date of the information provided in such table, if any, pursuant to the Company's stock option plans. The Securities have been duly authorized and, when issued and delivered as provided in the Underwriting Agreement, will be validly issued, fully paid and non-assessable and all other shares of the Company's common stock, $.01 par value, outstanding on the date hereof were duly authorized and validly issued and are fully paid and non-assessable. The issuance of the Securities will not be subject to, and the issuance of all other shares of the Company's common stock, $.01 par value, outstanding on the date hereof were not issued in violation of, any preemptive rights pursuant to the General Corporation Law of the State of Delaware, the certificate of incorporation or bylaws of the Company or, to the best of my knowledge, any preemptive rights pursuant to any contract to which the Company is a party or by which it is bound. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth or incorporated by reference in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

    (iii) To the best of my knowledge, (i) the Company is not in violation of its certificate of incorporation or by-laws, or in default in the performance of any obligation, agreement or condition in any agreement or instrument known to us to which the Company is a party or by which any of them is bound and which default could have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole and (ii) the Company is not in violation of any applicable law, rule or regulation, or, to our knowledge after having made inquiry of the Company, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality, where such violation or default could have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole.

     (iv) The statements made in the Prospectus under the captions "Business-Legal Proceedings," to the extent that they constitute matters of law or legal conclusions or descriptions of legal proceedings, have been reviewed by me and fairly present the information disclosed therein in all material respects.

     (v) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

     I have reviewed and participated in the preparation of the Registration Statement and the Prospectus with other officers or employees of the Company, with its counsel and their auditors, and with representatives of the Underwriters and I advise you that, on the basis of the information I gained in the course of performing the services referred to above, no facts came to my attention which gave me reason to believe that the Registration Statement (other than the financial statements and other financial data contained therein or omitted therefrom, as to which I have not been requested to comment), as of the date of the effectiveness or the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which I have not been requested to comment), as of its date or the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     This opinion is being furnished by me as General Counsel for the Company to you solely for your benefit, and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                              Very truly yours,

                                   EXHIBIT B-2

                           FORM OF OPINION OF LOVELLS

                               Lovells Letterhead

                                                           October [   ], 2004
Credit Suisse First Boston LLC
UBS Securities LLC
Jefferies Quarterdeck, a division of Jefferies & Company, Inc.
Stephens Inc.
c/o Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY  10010


Dear Sirs

BE Aerospace Holdings (UK) Limited
----------------------------------

1. We have acted as English legal advisers to BE Aerospace Holdings (UK) Limited (formerly BE Aerospace (UK) Limited and Flight Equipment and Engineering Limited), a company registered in England and Wales under registered number 516846, the registered office of which is located at Nissen House, Grovebury Road, Leighton Buzzard, Bedfordshire (the "Company"), since its acquisition by BE Aerospace, Inc. (formerly BE Avionics, Inc.) (the "Issuer") on 2 April, 1992. We have been asked by the Issuer, a Delaware corporation, to provide this opinion in connection with the issue and sale by the Issuer of 16,000,000 shares of the Issuer's common stock, par value $0.01 per share (the "Initial Securities") and (ii) an aggregate of not more than 2,400,000 additional shares of the Issuer's common stock, par value $0.01 purchasable pursuant to the over-allotment option (the "Additional Securities" and together with the Initial Securities, the "Securities"). We have been provided with copies of:

     (a) the Registration Statement, as amended through the date hereof, on Form S-3 (No. 333-112493) (the "Registration Statement");

     (b) the Prospectus, dated 13 February 2004, as supplemented by the Prospectus Supplement dated 30 September 2004 relating to the Securities (the "Prospectus");

     (c) the underwriting agreement dated 30 September 2004, made between the Issuer and you, relating to the issue and sale of the Securities (the "Underwriting Agreement");

2. We understand that this opinion is required by you pursuant to section 6(c) of the Underwriting Agreement.

3. For the purpose of giving this opinion, we have examined the following documents relating to the Company:

     (a) the statutory books, including the register of members and the minutes of board meetings and general meetings of the shareholders contained therein;

     (b) copies of the Memorandum and Articles of Association, Certificate of Incorporation and Certificate of Incorporation on Change of Name; and

     (c)  a certificate of good standing issued by the Registrar of Companies on
          [ ] October, 2004, a copy of which is annexed hereto marked "A".

4. We have carried out an on-line search of the Company on Companies House Direct on [ ] October 2004, which revealed no order or resolution to wind up the Company and no notice of the appointment of an administrator or receiver of the Company. We have also carried out a search at the Central Registry of Winding Up Petitions, London on [ ] October 2004, which shows no pending petition to wind up the Company. We have not conducted any further search, or any search in any District Registry of the High Court where winding-up and administration petitions may also be presented in certain cases, and accordingly this opinion is given on the assumption that such searches (if made) would not reveal any circumstances which would require amendment of this opinion.

5. Except for the documents listed in paragraphs 1 and 3 above, we have not examined for the purposes of this opinion any contracts or other documents entered into by or affecting the Company or any corporate records of the Company. We have not made any other enquiries or searches concerning the Company (whether within this firm or otherwise), except as mentioned in paragraph 4 above. For the purposes of this opinion, we have relied as to factual matters upon certificates of officers and directors of the Issuer and of the Company (copies of which are annexed hereto and marked "B") and have relied on representations made by the Issuer in the Underwriting Agreement.

6. This opinion is given only with respect to English law in force at the date of this letter as applied by English Courts and is given on the basis that it will be governed by and construed in accordance with English law. No opinion is expressed or implied as to the laws of any other territory.

7. This opinion is based on the assumptions set out in the appendix to this letter, which we have taken no steps to verify independently.

8. Based upon and subject to the foregoing, and subject as stated herein and to any matters not disclosed to us, we are of the opinion that:

     (a) the Company is duly incorporated under the Companies Act 1948 as a private company with limited liability under English law, is validly existing under English law and has the necessary corporate power under the Companies Acts of

          1985 and 1989 and its Memorandum and Articles of Association to conduct its business and to own, lease and operate its properties;

     (b) as reflected in the register of members of the Company, the Issuer is the registered holder of all of the 1,781,268 issued ordinary shares of [British Pound]1 each of the Company and all of the 916,900 issued 3% cumulative redeemable preference shares of [British Pound]1 each of the Company. Pursuant to Section 361 Companies Act 1985, the register of members of a company (as defined in that Act) is prima facie evidence of any matters which are by that Act directed or authorised to be inserted in it, and of legal ownership of shares;

     (c) in the absence of any circumstance by which a member of a company limited by shares (as defined in the Companies Act 1985) may become liable for the company's debts, the liability of the member (including, with respect to the Company, the Issuer) for such debts will be limited to the par value of the shares held and any premium agreed to be paid, to the extent that such amounts have not previously been paid. According to the register of members of the Company, the on-line search of the Company on Companies House Direct referred to in paragraph 4 above and the certificates of the officers and directors of the Issuer and the Company, but having made no other enquiry, investigation or verification, we are of the opinion that the issued ordinary shares and preference shares of [British Pound]1 each in the capital of the Company are fully paid;

     (d) the issued cumulative redeemable preference shares of [British Pound]1 each of the Company have been duly authorised and validly issued;

     (e) the issued cumulative redeemable preference shares of [British Pound]1 each of the Company were not issued in violation of any pre-emptive rights under statute or under the Memorandum and Articles of Association of the Company;

     (f) none of the following will result in any breach of the Memorandum and Articles of Association of the Company:

          (i) the execution and delivery by the Issuer of the Underwriting Agreement, the consummation by the Issuer of the transactions therein contemplated and the compliance by the Issuer with its terms;

          (ii) the issue and delivery by the Issuer of the Securities as contemplated by the Underwriting Agreement and the Prospectus; and

          (iii) the consummation by the Issuer of the transactions contemplated in the Underwriting Agreement and the Prospectus.

     (g) the matters referred to in paragraph 8(f)(i) to (iii) inclusive above do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under:

          (i)  any existing English law, rule or regulation; or

          (ii) to our knowledge (based solely upon written notification by the Company) and on the basis of the certificates of the officers and directors of the Company and the Issuer, any judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or any of its properties.

     9. This opinion is addressed to you in connection with the Issuer. It is given for your benefit for the purpose of the issue of the Securities only, and may not be disclosed or quoted to or relied upon by any other person, without our prior written consent in each specific case, or used for any other purpose. No person (other than you) into whose possession a copy of this opinion may come may rely on this opinion without our express written consent addressed to him.

          Yours faithfully

Appendix to Opinion
-------------------

In this opinion, we have assumed that:

(a) All documents submitted to us as originals are authentic and complete and all signatures and seals are genuine. All photocopies or facsimile transmitted copies or other copies conform to the originals and the originals are authentic and complete. All copies certified and other documents dated earlier than the date of this opinion on which we have relied remain accurate, complete and in full force and effect at the date of this opinion.

(b) All documents, forms, notices and information which should have been delivered to the Companies Registration Office and the Central Registry of Winding Up Petitions on behalf of or relating to the Company have been so delivered and the file of records maintained at the Companies Registration Office and the Central Registry of Winding Up Petitions concerning the Company was complete, accurate and up-to-date at the time of the respective searches referred to in paragraph 4 of this opinion.

(c) The Company has not passed a resolution for its winding-up and no proceedings have been instituted or steps taken for the winding-up of the Company or the appointment of an administrator or receiver in respect of all or any assets of the Company.

(d) No law (other than English law) affects any of the conclusions stated in this opinion.

(e) Each of the resolutions contained in the minutes referred to in paragraph 3(a) of this opinion was duly passed at a properly convened, constituted and conducted meeting of duly appointed directors or, as the case may be, shareholders, of the Company at which all constitutional, statutory and other formalities were duly observed (including, if applicable, those relating to the declaration of directors' interests or the power of interested directors to vote); such resolutions have not been amended or rescinded and are in full force and effect; and the minutes of such meetings referred to in paragraph 3(a) of this opinion are a true record of the proceedings at such meetings.

(f) The certificates of the officers and directors of the Issuer and the Company provided for the purposes of this opinion letter are true and accurate in all respects.

                                    EXHIBIT C

                            FORM OF LOCK-UP AGREEMENT


                                                       September __, 2004
Credit Suisse First Boston LLC
UBS Securities LLC
Jefferies Quarterdeck, a division of Jefferies & Company, Inc.
Stephens Inc.

c/o Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY  10010


Ladies and Gentlemen:


          The undersigned is a director or officer of BE Aerospace, Inc. (the "Company"). The undersigned understands that the Company has filed a registration statement on Form S-3 (Reg. No. 333-112493) with the Securities and Exchange Commission covering, among other transactions, the sale of up to 15,250,000 shares (the "Securities") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), including shares subject to over-allotment options, to the Underwriters (the "Underwriters") named in the Underwriting Agreement (the "Underwriting Agreement"). The Underwriters propose to offer such Shares to the public (the "Offerings").

          This letter is being delivered pursuant to Section 6(h) of the Underwriting Agreement. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Underwriting Agreement.

          To induce the Underwriters to participate in the Offerings, the undersigned represents and warrants to, and agrees with, each of the Underwriters and the Company that during the period beginning from the date hereof and until 90 days after the date of the Prospectus, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Shares of Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSFB and UBS. In addition, the undersigned agrees that, without the prior written consent of CSFB and UBS, it will not, during the same period, make any demand for or exercise any right with respect to, the registration of the Securities or any security convertible into or exercisable or exchangeable for the Securities.

          Any share of Common Stock received upon exercise of options granted to the undersigned will also be subject to this lock-up agreement (the "Agreement"). Any share of Common Stock acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of shares of Common Stock to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer.

          In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

          The undersigned has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          The undersigned understands that the Company and the Underwriters are relying upon this Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.


                                                 Very truly yours,


                                                 ----------------------------
                                                 [Name]